Exhibit 4.3.2.2

Atlantic Canada Opportunities Agency	Agence de promotion économique du Canada atlantique

OCT 29 2015	Nova Scotia Office P.O. Box 2284 Station “C” Halifax, N.S. B3J 3C8	Bureau de la Nouvelle-Écosse C.P. 2284 Succ. “C” Halifax (N.-É.) B3J 3C8

Contract Number 203260

Amendment # 2

Metamaterial Technologies Inc.

1 Research Drive
Dartmouth, Nova Scotia
B2Y 4M9

Attention: Dr. George Palikaras, CEO

Dear Dr. Palikaras:

Re:	Atlantic Innovation Fund (AIF) – NANOLIFT – Nanostructured Laser Interference Filter Technologies Project

With reference to the above-noted project, please find enclosed:

(1)
Two original copies of Amendment # 2. If you are in concurrence with this amendment, please sign both copies and return one copy to us on or before thirty days from the date of this covering letter. The other copy is for your records.
(2)
A consolidation copy (Schedule 'B') of the Agreement and this amendment. This consolidation is for working purposes only.

Should you have any questions concerning this amendment, please contact me at 902-426-8676; toll-free at 1-800-565-1228 or via email at Shane.Fleming@canada.ca.

Encls.

AGENCY COPY

Atlantic Innovation Fund

Amendment No. 2

Contract Number: 203260

This Amendment made

BETWEEN:	ATLANTIC CANADA OPPORTUNITIES AGENCY

(hereinafter referred to as "ACOA")

AND:	METAMATERIAL TECHNOLOGIES INC., a corporation duly incorporated under the laws of Canada, having its head office located at 1 Research Drive, Dartmouth, Nova Scotia, B2Y 4M9

(hereinafter referred to as 'MTI')

AND:	LAMDA GUARD INC., a corporation duly incorporated under the laws of Canada, having its head office located at 1 Research Drive, Dartmouth, Nova Scotia, B2Y 4M9

(hereinafter referred to as 'LGI')

(MTI and LGI herein collectively referred together as 'the Recipient')

WHEREAS ACOA and the Proponent have entered into a contribution agreement (the "Agreement") pursuant to the Atlantic Innovation Fund (AIF) dated March 23, 2015 and as amended;

WHEREAS the parties wish to amend the Agreement in order to incorporate changes to the NANOLIFT – Nanostructured Laser Interference Filter Technologies Project which have occurred during the time between commencment of the Project and the date of this Amendment Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Amendment

Agreement through duly authorized representatives.

ATLANTIC CANADA OPPORTUNITIES AGENCY,

Per: Shane Fleming

Shane Fleming, Account Manager
Name & Title

Oct 29, 2015
Date

METAMATERIAL TECHNOLOGIES INC.,

Per: ______________________

George Palikaras, President & CEO
Name & Title

NOV 4, 2015
Date

Per: ______________________

____
Name & Title

____
Date

LAMDA GUARD INC.,

Per: ______________________

George Palikaras, CEO
Name & Title

Nov 4, 2015
Date

Per: ______________________

____
Name & Title

____
Date